Exhibit 99.1

Non GAAP Financial Measures

Shire reports certain financial measures on a “Non GAAP” basis. These Non GAAP measures are not prepared in accordance with US GAAP.

Non GAAP measures exclude the effect of certain cash and non-cash items that Shire's management believes are not related to the core performance of Shire’s business, and are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive director.

The Rule 2.7 Announcement released on 18 July 2014, includes the following Non GAAP financial measures:

•	Non GAAP EBITDA margin as percentage of product sales;
•	Non GAAP EBITDA; and
•	Last Twelve Months Non GAAP EBITDA.

Shire’s management believe that these Non GAAP financial measures provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded when calculating the relevant Non GAAP financial measures:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Up-front payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interests in consolidated variable interest entities.

Divestments, reorganizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and reorganization activities;
•	Termination costs; and
•	Income/(losses) from discontinued operations.

Legal and litigation costs:
•	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cash flow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Shire’s Non GAAP cost of product sales, Non GAAP R&D, and Non GAAP SG&A for Q1 2013 and Q1 2014, to the most directly comparable measure under US GAAP, can be found within Shire’s Q1 2014 earnings release, in the Investors section of Shire’s website:

http://www.shire.com/shireplc/en/investors/presentations

Reconciliations of (a) Non GAAP EBITDA margin as percentage of product sales, (b) Non GAAP EBITDA, and (c) Last Twelve Months Non GAAP EBITDA to the most directly comparable measures under US GAAP are included below.

(a)	Non GAAP EBITDA margin as percentage of product sales (Q1 2014 & Q1 2013)

The following table reconciles US GAAP Net Income to Non GAAP EBITDA for Q1 2014 and Q1 2013:

	For the Quarter Ended March 31,
	(US$ in millions)
	Q1 2014	Q1 2013
US GAAP Net income	230.4	64.8
(Deduct) / add back:
Loss from discontinued operations, net of tax	22.7	216.2
Equity in losses/(earnings) of equity method investees, net of taxes	0.6	(0.4)
Income taxes	50.6	71.4
Other (income)/expense, net	(4.7)	1.0
Interest expense	7.8	9.2
Interest income	(0.5)	(0.7)
US GAAP Operating income from continuing operations	306.9	361.5
Amortization	57.8	36.1
Depreciation	36.8	27.8
Asset impairments	166.0	7.1
Integration and acquisition costs	45.4	4.1
Divestments, reorganizations and discontinued operations	13.0	11.0
Legal and litigation costs	1.7	1.6
Non GAAP EBITDA	627.6	449.2
Depreciation	(36.8)	(27.8)
Non GAAP Operating income from continuing operations	590.8	421.4
Non GAAP EBITDA* as percentage of product sales	45%	37%
* Excluding royalties and other revenues

(b)	Non GAAP EBITDA (2008-2013)

The following table reconciles US GAAP Net Income to Non GAAP EBITDA:

	For the Year Ended December 31,
	(US$ in millions)
	2013	2012	2011	2010	2009	2008
US GAAP Net income	665.1	745.4	865.0	588.0	491.6	156.0

(Deduct) / add back:
Net loss attributable to noncontrolling interest in subsidiaries	-	-	-	-	(0.2)	(3.6)
Loss from discontinued operations net of tax	754.5	60.3	17.7	-	12.4	17.6
Equity in (earnings)/losses of equity method investees, net of taxes	(3.9)	(1.0)	(2.5)	(1.4)	0.7	(2.4)
Income taxes	277.9	203.1	236.9	182.7	138.5	98.0
Other expense/(income), net	3.9	2.2	(18.5)	(7.9)	(60.7)	32.9
Interest expense	38.1	38.2	39.1	35.1	39.8	139.0
Interest income	(2.1)	(3.0)	(1.9)	(2.4)	(1.9)	(25.5)
US GAAP Operating income from continuing operations	1,733.5	1,045.2	1,135.8	794.1	620.2	412.0
Amortization	152.0	153.6	145.0	133.5	136.9	126.2
Depreciation	127.6	109.0	119.5	93.5	93.0	77.2
Asset impairments	27.0	197.9	16.0	42.7	-	97.1
Integration and acquisition costs	(134.1)	36.5	0.1	53.0	51.0	273.4
Divestments, reorganizations and discontinued operations	72.3	(18.1)	41.6	48.2	81.3	49.4
Legal and litigation costs	9.0	94.1	-	-	-	-
Non GAAP EBITDA	1,987.3	1,618.2	1,458.0	1,165.0	982.4	1,035.3
Depreciation	(127.6)	(109.0)	(119.5)	(93.5)	(93.0)	(77.2)
Non GAAP Operating income from continuing operations	1,859.7	1,509.2	1,338.5	1,071.5	889.4	958.1

(c)	Last Twelve Months Non GAAP EBITDA (Q1 2014)

The following table reconciles Last Twelve Months US GAAP Net Income to Last Twelve Months Non GAAP EBITDA for Q1 2014:

Twelve Months ended March 31, 2014

(US$ in millions)

US GAAP Net income	830.7
(Deduct) / add back:
Loss from discontinued operations, net of tax	561.0
Equity in earnings of equity method investees, net of taxes	(2.9)
Income taxes	257.1
Other income, net	(1.8)
Interest expense	36.7
Interest income	(1.9)
US GAAP Operating income from continuing operations	1,678.9
Amortization	173.7
Depreciation	136.6
Asset impairments	185.9
Integration and acquisition costs	(92.8)
Divestments, reorganizations and discontinued operations	74.3
Legal and litigation costs	9.1
Non GAAP EBITDA	2,165.7
Depreciation	(136.6)
Non GAAP Operating income from continuing operations	2,029.1